Exhibit 10.1

CONSULTING AGREEMENT

SIXTH AMENDMENT

This Sixth Amendment, to the Consulting Agreement, is made effective as of July 1, 2013 (the “Sixth Amendment Effective Date”) and is entered into by and between Vical Incorporated (“Vical”), a Delaware Corporation, having a place of business at 10390 Pacific Center Court, San Diego, CA 92121-4340 and Gary A. Lyons (the “Consultant”), an individual having a principal address of 1344 Stratford Court, Del Mar, CA 92014.

Whereas, Vical and Consultant entered into the Consulting Agreement (the “Agreement”), effective August 1, 2010 which has been further amended thereby extending the Term until June 30, 2013;

Whereas, Vical and Consultant wish to further amend the Agreement to extend the Term until December 31, 2013;

Now, therefore, in consideration of the covenants and promises contained herein, the parties agree as follows:

Exhibit A of the Agreement, a previously amended, is hereby amended to be replaced in its entirety as follows:

Term:	This Agreement shall terminate on December 31, 2013, unless renewed in a writing signed by both parties for an additional six (6) months. Either party shall have the right to terminate this Agreement at any time with thirty (30) days’ written notice to the other party.

Except as amended hereby, all other terms and conditions of the Agreement shall remain unchanged and shall continue in full force and effect.

In witness whereof, the parties have executed this Sixth Amendment to the Consulting Agreement to be effective as of the Sixth Amendment Effective Date.

Vical Incorporated		Gary A. Lyons

By:	/s/ Anthony Ramos
Name:	Anthony Ramos	By:	/s/ Gary A. Lyons
Title:	Chief Accounting Officer	Name:	Gary A. Lyons
Date:	5/29/13	Date:	5/30/13